                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

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Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement         [_]  CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
                                              RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                                   DQE, Inc.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


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         pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement
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Notes:

[LOGO OF DQE]

Notice of 1998 Annual Meeting and Proxy Statement
--------------------------------------------------------------------------------
                                                                 October 9, 1998
To the Stockholders of DQE, Inc.:

     The Annual Meeting of Stockholders of DQE, Inc. ("DQE" or the "Company") will be held at the Manchester Craftsmen's Guild Auditorium, 1815 Metropolitan Street, Pittsburgh, PA 15233 on Tuesday, November 24, 1998, at 11:00 a.m., for the following purposes:

(1)  To elect two directors to serve until the Annual Meeting in the year 2001;

(2) To ratify the appointment, by the Board of Directors, of Deloitte & Touche LLP (D&T) as independent public accountants to audit the books of the Company for the year ended December 31, 1998; and

(3) To consider and act upon other matters that may properly come before the meeting.

     Stockholders of record of DQE Common Stock and DQE Preferred Stock, Series A, at the close of business on September 23, 1998, the record date, are entitled to notice of the Annual Meeting and are entitled to vote at the meeting. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" PROPOSALS 1 AND 2.

     If you are a stockholder of record as of September 23, 1998, and wish to attend the meeting, please fill in the form at the end of the Proxy Statement and return it with your proxy card so that we can send you an admittance ticket. If your shares are registered in the name of a brokerage firm or trustee and you plan to attend the meeting, please obtain a letter or account statement of your beneficial ownership from the brokerage firm or trustee. Only stockholders with the proper credentials will be admitted to the meeting.

     We hope you can join us. But whether or not you plan to attend the meeting in person, your vote is important; please fill in, sign, date, and promptly return the enclosed proxy card.

     By Order of the Board of Directors
     Diane S. Eismont, Corporate Secretary

                               TABLE  OF CONTENTS

Voting Information....................................................................   2

Proposals

     Election of Directors............................................................   4

     Ratification of Deloitte & Touche LLP as Independent Accountants for 1998........  24

     Beneficial Ownership Table.......................................................   9

Board of Directors

     Board Compensation...............................................................   7

     Board Committees.................................................................   8

Compensation Committee Report.........................................................  12

Performance Graph.....................................................................  16

Summary Compensation Table............................................................  17

Option Grant Table....................................................................  19

Option Exercise and Year-End Value Tables.............................................  21

Retirement Plan.......................................................................  22

Other Matters.........................................................................  25

Ticket Request........................................................................  27


Proxy Statement

For the Annual Meeting of Stockholders
to be Held November 24, 1998

  We are sending this Proxy Statement to you in connection with the solicitation of proxies by the Board of Directors of DQE for the Annual Meeting of Stockholders to be held on Tuesday, November 24, 1998. These proxy materials will be first mailed to stockholders on or about October 9, 1998.

  The specific proposals to be considered and voted upon at the Annual Meeting are summarized in the Notice of Annual Meeting of Stockholders on the preceding page. Each proposal is described in more detail in this Proxy Statement beginning on page 4.

Voting and Revocation of Proxies
--------------------------------

  There were 77,766,137 shares of Common Stock outstanding and entitled to vote at the close of business on September 23, 1998, the record date. Each Common stockholder is entitled to one vote for each whole share held on all matters to be voted upon at the Annual Meeting of Stockholders.

  The holders of DQE Preferred Stock, Series A (Convertible), are entitled to vote on all matters submitted to a vote of the holders of Common Stock, voting together with the holders of Common Stock as one class. Each share of Preferred Stock, Series A (Convertible), is currently entitled to three votes. As of the close of business on September 23, 1998, the record date, there were 266,039 shares of Preferred Stock, Series A (Convertible), outstanding and entitled to vote.

  A majority of the outstanding shares, present or represented by proxy, constitutes a quorum for transacting business at the Annual Meeting. Proxies marked as abstaining (including proxies containing broker non-votes) on any matter to be acted upon by shareholders will be treated as present at the Annual Meeting for purposes of a quorum.

  All stockholders have cumulative voting rights with respect to the election of directors. Cumulative voting means each stockholder has the right to multiply the number of votes to which he or she may be entitled (i.e., one vote per share of Common Stock and three votes per share of Preferred Stock, Series A (Convertible)) by the total number of directors to be elected. Each stockholder may cast all of those votes for a single nominee or may distribute them among the nominees as the stockholder sees fit. A stockholder's votes for the election of directors by a proxy solicited on behalf of the Board of Directors will be cumulated selectively (at the discretion of the holders of the proxy) among those nominees for whom the stockholder has not withheld authority to vote.

  With respect to Proposal 1, the election of directors, the two persons receiving the highest number of votes will be elected as directors of the Company. Approval of Proposal 2 requires the affirmative vote of a majority of the votes cast by all stockholders entitled to vote. Proxies marked as abstaining (including proxies containing broker non-votes) will not be considered as votes cast with respect to this proposal and will not have the same legal effect as a vote "Against" the proposal. The shares represented by the proxy will be voted as you instruct us on the proxy. If you sign and return your proxy without voting instructions, it will be voted "FOR" approval of each nominee for election as director named in this Proxy Statement and "FOR" ratification of the appointment of Deloitte & Touche LLP (D&T) as independent public accountants of the Company for 1998. In addition, if other matters come before the Annual Meeting, the persons named in the accompanying form of proxy will vote in accordance with their best judgment in respect to such matters.

  You may revoke your proxy at any time before the polls close at the Annual Meeting, but the revocation shall not be effective until written notice has been given to the Corporate Secretary of the Company.

Confidentiality
---------------

  We keep proxies, ballots, and voting tabulations that identify individual stockholders confidential, except in a contested proxy solicitation or as may be necessary to meet applicable legal requirements. Proxies, ballots, and other voting documents are available for examination only by the judges of election and those associated with processing proxy cards and tabulating the vote, who must agree in writing to comply with our policy of confidentiality.

Officer/Director Update
-----------------------

  In February of 1997, the Board elected David D. Marshall President and Chief Executive Officer. Mr. Marshall had been serving as interim President and Chief Executive Officer since August of 1996. In August of 1997, the Board re-appointed Robert P. Bozzone and William H. Knoell to serve as Lead Directors. The Lead Directors alternately chair Board meetings and perform other functions of a Chairman not delegated to the President and Chief Executive Officer. A Lead Director may also call for and chair meetings of the outside directors and consult with and advise the President and Chief Executive Officer on matters of Board and Corporate governance.

  Effective September 30, 1997, Dr. Robert Mehrabian resigned from the Board in order to devote more time to his new position as Senior Vice President of Allegheny Teledyne and Segment Executive of its Aerospace and Electronics Companies. We appreciate the leadership, wisdom, and dedication that Dr. Mehrabian provided during his six years of distinguished service to the Company.

PROPOSAL NO. 1

Election of Directors

  Two directors are to be elected by the stockholders at the 1998 Annual Meeting. They will continue to serve until the Annual Meeting in the year 2001 and thereafter until their successors are chosen and qualified. We intend to vote proxies solicited on behalf of the Board of Directors for the nominees named below. If, because of events not presently known or anticipated, any nominee is unable to serve or for good cause will not serve, the proxies voted for the election of that director may be voted (in the discretion of the holders of the proxies) for other nominees not named below. Unless otherwise indicated in the biographies, the business positions have been held for the past five years. Duquesne Light Company ("Duquesne Light") is the Company's major subsidiary.

Nominees for Directors
Terms Expiring in the Year 2001:



      Photo          Doreen E. Boyce, Age 64, Director of DQE since 1989.
                     President of the Buhl Foundation (charitable institution for educational and public purposes). Also a director of Duquesne Light, Microbac Laboratories, Inc., Orbeco Analytical Systems, Inc. and Dollar Bank, Federal Savings Bank and a trustee of Franklin & Marshall College.



      Photo          David D. Marshall, Age 46, Director of DQE since 1995.
                     President and Chief Executive Officer of DQE and Duquesne Light since August, 1996. Previously Executive Vice President of DQE and President and Chief Operating Officer of Duquesne Light since 1995. Vice President of DQE from 1989 to 1995, and Executive Vice President of Duquesne Light from 1992 to 1995. Also a director of Duquesne Light and the United Way of Allegheny County, and Trustee of Penn's Southwest Association (economic development).

    The Board of Directors unanimously recommends that stockholders approve the election of the nominees for director.

Standing Directors

  The other members of the Board of Directors currently serving terms expiring as noted are as follows:

Terms Expiring in 1999:

      Photo Sigo Falk, Age 63, Director of DQE since 1989. Management of personal investments. Chairman of The Maurice Falk Medical Fund and Leon Falk Family Trust and a director of Duquesne Light. Also Chair of the Chatham College Board of Trustees and a board member of the Historical Society of Western Pennsylvania and the Allegheny Land Trust.




      Photo          Eric W. Springer, Age 69, Director of DQE since 1989.
                     Partner of Horty, Springer & Mattern, P.C. (attorneys-at-law). Also a director of Duquesne Light, a Trustee of the Maurice Falk Medical Fund, a Trustee Emeritus of Presbyterian University Hospital and the University of Pittsburgh Medical Center, and Past President of the Allegheny County Bar Association.



Terms Expiring in 2000:

      Photo Daniel Berg, Age 69, Director of DQE since 1989. Institute Professor of Science and Technology and Acting Director, Services Research and Education Center, of Rensselaer Polytechnic Institute. Also a director of Duquesne Light, Hy-Tech Machine, Inc. (manufacturer of specialty parts and equipment), and Joachim Machinery Company, Inc. (distributor of machine tools), and Chairman of the Board of Crystek Crystal Corporation (manufacturer of high reliability crystals for microprocessors and oscillators).

      Photo Robert P. Bozzone, Age 65, Director of DQE since 1990. Re-elected to be a Lead Director in August, 1997. Vice Chairman of Allegheny Teledyne, Inc. (specialty metals production) since its formation through the merger of Allegheny Ludlum Corporation and Teledyne, Inc. in August 1996. Formerly Vice Chairman from 1994-1996 and President and Chief Executive Officer from 1990-1994 of Allegheny Ludlum. Also a director of Duquesne Light and Allegheny Teledyne, Inc., a trustee of Rensselaer Polytechnic Institute, a life member of ASM International (engineering technical society), and a board member of the Greater Pittsburgh Council-Boy Scouts of America, The Salvation Army, and Catholic Charities. Also former Chairman of the Pittsburgh Branch of the Federal Reserve Bank of Cleveland, and a former member of the Advisory Board of the Electric Power Research Institute (EPRI).


      Photo William H. Knoell, Age 74, Director of DQE since 1989. Re-elected to be a Lead Director in August, 1997. Retired Chairman of the Board and Chief Executive Officer of Cyclops Industries, Inc. (basic and specialty steels and fabricated steel products, industrial and commercial construction). Also a director of Duquesne Light, Cabot Oil & Gas Corporation and St. Clair Memorial Hospital and a life trustee of Carnegie Mellon University.




      Photo Thomas J. Murrin, Age 69, Director of DQE since 1991. Dean of the A. J. Palumbo School of Business Administration of Duquesne University. Prior to that, Deputy Secretary of the U.S. Department of Commerce and President of the Energy and Advanced Technology Group of Westinghouse Electric Corporation. Also a director of Duquesne Light and Motorola, Inc. (manufacturer of electronic equipment and components) and a member of the Executive Committee of the U.S. Council on Competitiveness and Chairman of the Pennsylvania Governor's Tech 21 Project; Chairman of the Financial and Educational Program Assessment Panel of the Pittsburgh Public School System, and Chairman of the Pittsburgh Tissue Engineering Institute.

Directors' Fees and Plans

  Directors who are not employees are compensated for their Board service by a combination of DQE Common Stock and cash. They receive an annual Board retainer of $15,000 in cash for service to the Company and its affiliates, payable in twelve monthly installments, and 250 shares of DQE Common Stock. Each director also receives a fee of $1,000 for each Board and Committee meeting attended. Directors who are employees of the Company or any of its affiliates do not receive fees for their services as directors.

  In order to increase directors' stock-based compensation and thus strengthen the link between directors' compensation and stockholder interests, the Board adopted a new stock plan in 1996 under which new non-employee directors will each receive up to 4,150 shares of restricted DQE Common Stock that will vest at the rate of 50% after five years of service as a director plus an additional 10% per year in years six through ten. Unvested shares are forfeited if the recipient ceases to be a director.

  Each director under the age of 72 who is not an employee may elect under a directors' deferred compensation plan to defer receipt of a percentage of his or her director's remuneration until after termination of service as a director. Deferred compensation may be received in one to ten annual installments commencing, with certain exceptions, on the 15th day of January of the year designated by the director. Interest accrues quarterly on all deferred compensation at a rate equal to a specified bank's prime lending rate. Dr. Berg and Dr. Mehrabian elected to participate in the plan for 1997. Dr. Mehrabian resigned from the Board effective September 30, 1997.

  As part of its overall program to promote charitable giving, the Company has a Charitable Giving Program for all directors funded by Company-owned life insurance policies on the directors. Upon the death of a director, the Company will donate up to five hundred thousand dollars, payable in ten equal annual installments, to one or more qualifying charitable organizations recommended by the director and reviewed and approved by the Duquesne Light Company Employment and Community Relations Committee. A director must have Board service of 60 months or more in order to qualify for the full donation amount, with service of less than 60 months qualifying for an incremental donation. The program does not result in any material cost to the Company.

  The Company provides Business Travel Insurance to its non-employee directors as part of its Business Travel Insurance Plan for Management Employees. In the event of accidental death or dismemberment, benefits of up to $400,000 per individual are provided. The program does not result in any material cost to the Company.

  Directors can participate in the Duquesne Light Company College Matching Gift Program which provides a dollar-for-dollar match of a gift of cash or securities, up to a maximum of $5,000 per donor during any one calendar year to an accredited, non profit, non proprietary degree granting college, university, or junior college located within the United States or one of its possessions which is recognized by the Internal Revenue Service as eligible to receive tax-deductible contributions. The program does not result in any material cost to the Company.

The Board and Its Committees

  The DQE Board held twelve regular and four special meetings during 1997. Attendance by the directors at Board and committee meetings in 1997 averaged 98.3%. No director failed to attend at least 90% of the Board and committee meetings of the Company.

  The Board has standing committees which meet periodically, including the Audit, Compensation, and Nominating Committees described below and a Finance Committee.

  Actions taken by any Committee of the Board are reported to the full Board.

Audit Committee

  The Audit Committee is composed of three directors who are not employees of the Company. Members are Dr. Berg and Messrs. Bozzone and Springer. The principal responsibilities of the Audit Committee include recommending the independent public accountants which are appointed by the Board and ratified by the stockholders. The Audit Committee also reviews the Company's financial statements and the related report of the independent public accountants and the results of the annual audit performed by the accountants. The Audit Committee monitors the Company's system of internal accounting control, the adequacy of the internal audit function, and oversees corporate compliance and ethics. The Audit Committee meets quarterly and met four times during 1997.

Compensation Committee

  The Compensation Committee, composed of three non-employee directors, makes recommendations to the Board regarding compensation and benefits provided to executive officers and members of the Board and the establishment or amendment of various employee benefit plans. The members of the Committee in 1997 were Dr. Boyce and Messrs. Bozzone and Falk. The Compensation Committee met four times during 1997.

Nominating Committee

  The Nominating Committee recommends to the Board candidates for election and reelection to or to fill vacancies on the Board. The Committee considers nominees recommended to it in writing by stockholders and sent to the Secretary of the Company. The Nominating Committee also considers corporate governance matters. Members of the Nominating Committee are Messrs. Falk, Knoell, and Springer. The Committee met once during 1997.

Beneficial Ownership of Stock

  The following table shows all equity securities of DQE beneficially owned, directly or indirectly, as of September 23, 1998, by each director and by each executive officer named in the Summary Compensation Table:


                                                             Total Shares of       Shares of Common Stock/
                                                               Common Stock         Nature of Ownership (1)
---------------------------------------------------------------------------------------------------------------------

Daniel Berg............................................            7,189               5,539   VP, IP
                                                                                       1,650   Joint, SVP, SIP
Doreen E. Boyce........................................            6,244               6,244   VP, IP
Robert P. Bozzone......................................           19,195  (2)         10,658   VP, IP
                                                                                       7,000   VP, IP
                                                                                       1,537   VP
Sigo Falk..............................................            8,145  (3)          6,645   VP, IP
                                                                                       1,500   SVP, SIP
William H. Knoell......................................            7,787  (4)          6,752   VP, IP
                                                                                       1,035   SVP, SIP
David D. Marshall......................................           88,294  (5,6)        5,000   VP
                                                                                      24,807   Joint, SVP, SIP
Thomas J. Murrin.......................................            6,329  (7)          3,668   VP, IP
                                                                                       1,911   VP
                                                                                         750   Joint, SVP, SIP
Eric W. Springer.......................................            8,754  (8)          7,804   VP, IP
Gary L. Schwass........................................           59,917  (5)         24,600   VP, IP
Donald J. Clayton......................................            8,795  (5,6)        2,000   VP
                                                                                       1,383   VP, IP
James D. Mitchell......................................           35,415  (5)          6,023   Joint, SVP, SIP
Victor A. Roque........................................           50,782  (5)            444   VP, IP
                                                                                       7,017   Joint, SVP, SIP
Directors, Nominees and Executive
   Officers as a Group (14 persons)....................          317,653


          None of the individuals named in the table above owned beneficially more than one percent of the outstanding shares of DQE Common Stock. The directors and executive officers as a group beneficially owned less than one percent of the outstanding shares of DQE Common Stock as of September 23, 1998.

(1) The term "Joint" means owned jointly with the person's spouse. The initials "VP" and "IP" mean sole voting power and sole investment power, respectively, and the initials "SVP" and "SIP" mean shared voting power and shared investment power, respectively.

(2) 7,000 of these shares are held by a foundation established for charitable purposes, for which Mr. Bozzone is the trustee but not an income beneficiary. 1,537 shares remain to vest over two years from a grant under the DQE, Inc. 1996 Stock Plan for Non-Employee Directors.

(3) 1,500 of these shares are held by a trust in which Mr. Falk is an income beneficiary but not a trustee.

(4) 1,035 of these shares are held by a trust in which Mr. Knoell is a trustee and the income beneficiary.

(5) The amounts shown as owned by Messrs. Marshall, Schwass, Roque, Mitchell, and Clayton include shares of Common Stock which they have the right to acquire within 60 days of September 23, 1998 through the exercise of stock options granted under the Long-Term Incentive Plan in the following amounts: 58,487; 35,317; 43,321; 29,392; and 5,412, respectively, and all executive officers as a group:  182,736 shares.

(6) The amounts shown as being owned by Messrs. Marshall and Clayton include a grant of 5,000 and 2,000 shares, respectively, of restricted stock which are subject to performance vesting for a three-year period, 1996-1999.

(7) 1,911 shares will vest in May of 1999 from a grant under the DQE, Inc. 1996 Stock Plan for Non-Employee Directors.

(8) 950 of these shares are held by Mr. Springer's wife. Mr. Springer disclaims beneficial ownership of such shares.

     Messrs. Marshall, Schwass, Clayton, Mitchell, and Roque also beneficially own 861, 863, 526, 458, and 358 shares, respectively, of Duquesne Light Company Preference Stock, Plan Series A as of June 30, 1998. The Preference shares are held by the Duquesne Light Employee Stock Ownership Plan trustee for Duquesne Light Company's 401(k) Plan on behalf of the Executive Officers, who have voting but not investment power. The Preference shares are redeemable for DQE Common Stock or cash on retirement, termination of employment, death, or disability. There were 780,557 shares of Preference Stock, Plan Series A, outstanding as of June 30, 1998. Mr. Roque is not vested in these Preference shares.

     The directors and executive officers do not own any shares of Duquesne Light Preferred Stock or DQE Preferred Stock, Series A (Convertible).

Principal Shareholders

     The following tables set forth, to the knowledge of the Company, the beneficial owners, as of June 30, 1998, of more than five percent of the outstanding shares of:

1.  DQE Common Stock
    ----------------



                                             Common Stock Owned Beneficially
                                       -----------------------------------------
         Name                          Address                  Number of Shares    Percent of Class
        -----                          -------                  ----------------    -----------------
Sanford C. Bernstein & Co., Inc.        767 Fifth Avenue            7,273,506              8.1%
                                        New York, NY  10153




     Sanford C. Bernstein & Co., Inc. has sole voting power over 4,384,501 shares, sole investment power over 7,264,501 shares, and shared voting power over 655,136 shares.



2.  DQE Preferred Stock, Series A (Convertible)
    -------------------------------------------

                                                      Preferred Stock Owned Beneficially
                                                      -----------------------------------
            Name                  Address             Number of Shares   Percent of Class
            ----                  -------             ----------------   ----------------

     Malcolm Bailey             9513 Bayou Brook             111,732              42.0
                                Houston, TX  77063

     Doug Bailey                5568 Longmont                 48,000             18.04
                                Houston, TX  77056

     Otheil J. Erlund, Jr. &    Route 1, Box 355              21,244              7.99
     Rachel Erlund, jt. ten.*   Comfort, TX  78031


* Includes 21,244 shares held jointly, as to which voting and investment power is shared. Also includes 9,606 shares held solely by Mr. Erlund, as to which he has sole voting power and shared investment power.

     All principal shareholders of the DQE Preferred Stock, Series A (Convertible) listed have sole voting and investment power except as noted.

Compensation Committee Report on Executive Compensation

     Compensation for senior management is approved by the Compensation Committee and ratified by the Board of Directors based on the recommendations of the Compensation Committee, which is composed entirely of non-employee directors.

     On December 20, 1995, the Internal Revenue Service issued final regulations under Code Section 162(m) limiting the deductibility of executive compensation for officers of public companies. All compensation paid by DQE and its subsidiaries in 1997 was fully tax deductible. It is the present intention of the Committee to seek to ensure that all compensation that is otherwise tax deductible will continue to be tax deductible. The amendments to the Long-Term Incentive Plan, which were approved by the stockholders in 1996, were designed to allow the Committee, in its discretion, to grant stock options that comply with the final regulations. However, the Committee reserves the right to take whatever action with respect to senior management compensation that it deems appropriate and in the best interest of the Company and its stockholders.

     The primary objective of the Compensation Committee is to ensure that the Company's senior management compensation programs and strategies are designed and administered to attract, retain, and motivate the necessary and important talent required to achieve the Company's overall mission of creating and enhancing value for its stockholders, customers, and employees, as well as for the community in which it operates.

     Throughout the development and administration of the Company's strategic compensation plans, the Committee has adhered to a results-based approach by linking a significant percentage of total compensation to performance. The Committee has purposely placed an emphasis on the at-risk elements of compensation for the Company's CEO and other senior officers. The Company's awards under these incentive programs are tied to corporate and individual performance. The accomplishment of goals and objectives is at the center of the Committee's decision to make awards under these incentive programs and strengthens the relationship between stockholder interests and ultimate total compensation. The Committee exercises a degree of discretion in administering these incentive plans which the Committee believes encourages continual focus on building long-term stockholder value.

     An independent outside consultant with industry expertise has determined that a greater percentage of senior management's total compensation is variable and placed at risk, when benchmarked against a comparative panel of key service companies of similar operating revenue size. All stock options are performance-based and are granted under the Long-Term Incentive Plan, which was approved by the stockholders.

     Annually, the Committee reviews and determines base salary levels, annual incentive compensation, and long-term performance-based stock option vesting, based on competitive pay levels, individual performance and potential, and changes in duties and responsibilities.

Base Salaries
-------------

     Base salaries are competitively benchmarked with the averages of comparative utility and general industry panels of companies of similar revenue and operating characteristics, reflecting the diversification of the Company's business operations. Some of the utility companies in the utility industry panel are also included in the Standard & Poor's Electric Companies Index used in the performance graph on page 16.

     In addition to the panel comparisons, the Committee considered results in the areas of customer service levels, cost-effective management, and operational performance (including, for example, generating plant performance and system reliability) in determining whether a base salary increase, as well as annual or long-term awards, were granted in 1997. Messrs. Marshall, Roque, and Clayton received increases in base salary in 1997.

Annual Performance Awards
-------------------------

     If a predetermined corporate financial performance threshold is met, there is an opportunity to earn annual cash and stock option performance awards by meeting short-term operating and financial goals. The threshold recommended by the Compensation Committee and approved by the Board of Directors for 1997 related to the Company's earnings per share. The Company met this goal in 1997. At the beginning of each year, individual objectives also are established for each officer and approved by the Compensation Committee. The CEO's performance is evaluated for annual and long-term awards on the basis of the overall performance of the Company, the performance of the other members of his management team and, as discussed in more detail below, his leadership in developing and implementing operating and strategic plans to further the Company's long-term corporate objectives. The Committee reviews individual results and the corporate performance with the full Board of Directors. The Board of Directors, upon the recommendation of the Compensation Committee, approves the number of annual performance awards granted to each officer based on the achievement of corporate and individual objectives.

     Specific individual annual objectives considered by the Committee in determining the annual performance compensation awards earned support one or more of five major corporate objectives, including maximizing long-term stockholder value; providing quality service and superior customer satisfaction; managing assets cost effectively; maintaining excellent operational performance; and providing leadership in the community.

     In the aggregate, annual incentives ranged from fifteen to thirty-five percent of base salary in 1997. The actual percentage of annual cash incentive awards varies, depending upon the degree to which performance objectives are met. See the Summary Compensation Table for the annual cash incentive compensation awards earned.

     Usually the number of performance stock options awarded from the prior year's annual grants is determined by use of a cash incentive performance multiplier based on the amount of increase in earnings per share of DQE Common Stock. The annual performance options for 1997 granted by the Committee on January 27, 1997 became immediately and fully exercisable on August 7, 1997 under the terms of the Long-Term Incentive Plan, upon the approval of the Agreement and Plan of Merger with Allegheny Power System, Inc. by the Company's stockholders. The number of options granted were 48,951 to Mr. Marshall, 30,770 to Mr. Schwass, 19,053 to Mr. Roque, 13,714 to Mr. Mitchell, and 9,161 to Mr. Clayton.

Long Term Performance Awards
----------------------------

     Long-Term Incentive Plan performance-based stock options awarded in 1997 were granted under the provisions of a three-year plan approved and recommended by the Compensation Committee and approved by the Board of Directors. Three-year strategies were developed by each individual, and annual milestones designed to enhance the general well-being of the Company were established by the CEO and approved by the Compensation Committee. The long-term strategies were designed to support the long-term corporate objectives of maximizing stockholder value; providing quality service and superior customer satisfaction; managing assets cost effectively; maintaining excellent operational performance; and providing leadership in the community. Through a performance-based award schedule, there is an opportunity to earn a percentage of the three-year grant annually. The award opportunity is up to thirty percent in the first year, up to sixty percent in the second year, and up to one hundred percent in the third
year.   Each of Messrs. Marshall, Schwass, Roque, Mitchell and Clayton earned the full amount of grant by the end of the third year.

     Under the leadership of Mr. Marshall, the management team continued to achieve excellent results with respect to the Company's long-term corporate objectives. In 1997, DQE continued to demonstrate a solid track record of financial and operational performance. Earnings per share increased over 10.8%. In November, an increase of eight cents (6%) in the annual dividend was declared beginning in January 1998. As shown by the performance graph on page 16, DQE's Common Stock has had a total return which exceeded the S&P Electric Companies over the same period. A full report on the Company's financial performance can be found in the 1997 Annual Report to Stockholders. These results are consistent with the objective to achieve measurable and meaningful increases in the value of our stockholders' investment. Further information on the Company's 1997 achievements is also included in the Annual Report to Shareholders.

                                               Robert P. Bozzone, Chairman
                                               Doreen E. Boyce
                                               Sigo Falk



Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and any persons who beneficially own more than ten percent of the Company's Common Stock, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock. Such persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

     To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the year ended December 31, 1997, all such Section 16(a) filing requirements were met.

Compensation Committee Interlocks and Insider Participation

     The members of the Compensation Committee are Dr. Boyce and Messrs. Bozzone and Falk. No member of the Compensation Committee was at any time during 1997 or at any other time an officer or employee of the Company.

     No executive officer of the Company served on the Board of Directors or Compensation Committee of any entity which has one or more executive officers serving as a member of the Company's Board of Directors or Compensation Committee.

Performance Graph

     The following graph represents a performance comparison of cumulative total return on DQE Common Stock as compared to the S&P Electric Companies and the S&P 500 Index for the period of five fiscal years commencing December 31, 1992 and ending on December 31, 1997.


                             [GRAPH APPEARS HERE]
               COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN*
                     DQE, S&P ELECTRICS AND S&P 500 INDEX


Measurement period
(Fiscal year Covered)        DQE                 S&P Electric       S&P 500
---------------------        --------            ------------       -------
Measurement PT -
12/31/92
                             $100                $100                $100
FYE 12/31/93                 $112                $113                $110
FYE 12/31/94                 $102                $ 98                $112
FYE 12/31/95                 $166                $128                $153
FYE 12/31/96                 $164                $128                $189
FYE 12/31/97                 $208                $162                $252



Compensation

     The following Summary Compensation Table sets forth certain information as to cash and noncash compensation earned and either paid to, or accrued for the benefit of, the President and Chief Executive Officer and the four other highest-paid executive officers of DQE for services rendered in all capacities to DQE and its subsidiaries during the years indicated.

                           SUMMARY COMPENSATION TABLE

                                     Annual Compensation                                Long-Term Compensation
                          ------------------------------------------       --------------------------------------------------
                                                                                      Awards               Payouts
                                                                           ----------------------------  ---------
       (a)                  (b)        (c)        (d)           (e)            (f)             (g)            (h)      (i)
                                                               Other          Other         Securities
                                                               Annual       Restricted      Underlying       LTIP    All Other
                                                               Compen-        Stock        Performance     Payouts    Compen-
     Name and                         Salary     Bonus        sation        Award(s)      Options/SARs       ($)      sation
Principal Position         Year         ($)      ($)(1)        ($)(2)        ($)(3)          (#)(4)                    ($)(2)
-----------------------    ----       -------   -------      -------      -----------     -------------    --------   ----------
D. D. Marshall             1997       358,455   122,039       36,719            0            141,074          0        4,750
   President and Chief     1996       289,486   101,367       71,190      141,250 (5)         56,645          0        4,469
   Executive Officer                                                        5,725 (6)
                           1995       233,333    86,750       27,918            0             63,555          0        4,291

G. L. Schwass              1997       250,000    87,500       64,508            0            114,548          0        4,746
   Exec. Vice Pres. and    1996       250,000    87,500      124,191            0             68,964          0        4,458
   Chief Financial         1995       216,667    78,750       60,638            0             61,539          0        4,448
   Officer

V. A. Roque                1997       181,250    54,375            0            0             48,692          0        4,750
   Vice President and      1996       175,000    52,500        2,906        5,540 (6)         17,391          0        4,482
   General Counsel         1995       175,000    52,500      215,097            0             31,731          0        4,490

J. D. Mitchell             1997       130,008    39,000       52,912            0             46,973          0        3,510
   Vice President          1996       130,000    39,000        2,906        5,650 (6)         17,883          0        3,096
                           1995       130,000    39,000            0            0             25,500          0        2,508

D. J. Clayton              1997       117,500    26,625        3,708        5,685 (6)         21,889          0        3,486
   Vice President and      1996       104,837    40,485            0       56,125 (5)              0          0        3,116
    Treasurer              1995        98,567    24,976            0            0             10,000          0        2,920

(1) The amount of any bonus compensation is determined annually based upon the prior year's performance and either paid or deferred (via an eligible participant's prior election) in the following year. The amounts shown for each year are the awards earned in those years but established and paid or deferred in the subsequent years.

(2) Amounts of Other Annual Compensation are connected to the funding of non-qualified pension benefit accruals and/or compensatory tax payments on restricted stock. Amounts of Other Annual Compensation for Mr. Roque represent reimbursement for moving expenses, including sale of residence and income taxes. Amounts of All Other Compensation shown are Company matching contributions during 1995, 1996, and 1997 under the Duquesne Light Company 401(k) Retirement Savings Plan for Management Employees.

(3) The awards listed are the only restricted stock holdings of the named officers.

(4) Includes total number of stock options granted during the fiscal year, with or without tandem SARs and stock-for-stock (reload) options on option exercises, as applicable, whether vested or not. See table titled Option/SAR Grants in Last Fiscal Year. The stock options are subject to vesting (exercisability) based on Company and individual performance and achievement of specified goals and objectives.

(5) In 1996, Messrs. Marshall and Clayton were granted 5,000 and 2,000 shares, respectively, of restricted stock subject to the achievement of performance goals over a three-year period. In August of 1997, Messrs. Marshall and Clayton were awarded 2,000 and 500 shares, respectively, out of that grant. Final vesting will occur on June 30, 1999 if still employed by the Company or an affiliate. The value of the 5,000 and 2,000 shares as of December 31, 1997 is $175,625 and $70,250, respectively. Dividends will be accrued and paid after the end of the three-year period on the shares earned.

(6) Represents 200 shares, with a value of $7,025 as of December 31, 1997, of DQE Common Stock awarded as part of the consideration for the signing of a Non-Competition and Confidentiality Agreement.


Supplemental Tables

    The following tables provide information with respect to options to purchase DQE Common Stock and tandem stock appreciation rights in 1997 under the DQE, Inc. Long-Term Incentive Plan.

    Option grants are structured to align compensation with the creation of value for Common stockholders. For example, should DQE stock rise 50% in value over the ten-year option term (from $35.125 per share to $52.6875 per share), stockholder value would increase an estimated $1,674,984,293, while the value of the grants to the individuals listed below would increase an estimated five-tenths of one percent ($8,429,901) of the total gain realized by all stockholders.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR
                               Individual Grants



          (a)                       (b)            (c)           (d)           (e)           (f)
--------------------------------------------------------------------------------------
                                 Number of     % of Total
                                Securities    Options/SARs     Exercise                     Grant
                                Underlying     Granted to      or Base                      Date
                               Options/SARs     Employees       Price      Expiration      Present
     Name                       Granted (#)   in Fiscal Year   ($/Sh)(4)       Date      Value ($)(5)*
-----------------------   ------------------  --------------   ---------   -----------   ------------
D. D. Marshall                  47,952  (1)        6.6           28.4375      01/27/07       162,078
                                   999  (1)         .1             29.75      02/25/07         3,536
                                13,559  (2)        1.8           28.9375      08/30/04        44,338
                                 8,109  (2)        1.1           31.5625      08/30/04        31,139
                                 9,964  (2)        1.3           30.8125      08/30/04        32,283
                                 7,991  (2)        1.1           31.0625      02/19/02        28,128
                                52,500  (3)        7.3           30.9375      07/22/07       189,000

G. L. Schwass                   30,770  (1)        4.2           28.4375      01/27/07       104,003
                                 5,626  (2)         .7           28.5625      08/30/04        17,666
                                18,614  (2)        2.5           31.5625      08/30/04        71,478
                                 1,613  (2)         .2           31.5625      07/23/01         5,871
                                 5,425  (2)         .7           31.0625      08/30/04        17,848
                                52,500  (3)        7.3           30.9375      07/22/07       189,000

V. A. Roque                     18,462  (1)        2.5           28.4375      01/27/07        62,402
                                   591  (1)         .1           31.7188      08/01/07         2,334
                                 1,946  (2)         .2           28.5625      11/01/04         6,208
                                 5,193  (2)         .7           31.0625      11/01/04        16,618
                                22,500  (3)        3.1           30.9375      07/22/07        81,000

J. D. Mitchell                  13,714  (1)        1.9           28.4375      01/27/07        46,353
                                 4,843  (2)         .6           28.5625      08/30/04        15,546
                                 2,954  (2)         .4           30.7188      08/30/04         9,541
                                 2,962  (2)         .4           30.7188      03/28/05         9,212
                                22,500  (3)        3.1           30.9375      07/22/07        81,000


D. J. Clayton                    8,088  (1)       1.1            28.4375      01/27/07        27,337
                                 1,073  (1)        .1            33.7813      10/01/07         4,635
                                   228  (2)        .0             31.875      08/29/05           939
                                10,000  (3)       1.3            30.9375      07/22/07        36,000
                                 2,500  (3)        .3            32.7813      09/22/07         9,750

* The actual value, if any, an executive may realize will depend on the difference between the actual stock price and the exercise price on the date the option is exercised. There is no assurance that the value ultimately realized by an executive, if any, will be at or near the value estimated.

(1) These grants represent performance stock options with tandem stock appreciation rights and stock-for-stock (reload) options.

(2)  These grants represent stock-for-stock (reload) options received upon
     exercise of stock             options by the applicable officer electing to
     use previously owned DQE stock to exercise             the options under
     the terms of the Plan. These reload options include tandem stock appreciation rights and dividend equivalent accounts and stock-for-stock options.

(3) These grants represent performance stock options with dividend equivalents. Awards are made over a three-year period and are determined on the basis of individual achievement of strategic goals and objectives.

(4) The exercise price of the options is the fair market value of DQE Common Stock on the date such options were granted. The exercise price may be payable in cash or previously owned shares of DQE Common Stock held for at least six months.

(5) The grant date present value shown in column (f) gives the theoretical value of the options listed in column (b) on the grant dates using the Black-Scholes option pricing model, modified to account for the payment of dividends. The theoretical value of the option was calculated assuming an option life equal to the time period between the grant date and expiration date (i.e., from 3.93 to 10.00 years); a periodic risk-free rate of return equal to the yield of the U.S. Treasury note having a similar maturity date as the option expiration date, as reported by Bloomberg Financial Markets on the grant date (i.e., from 5.75% to 6.67%); an initial quarterly dividend immediately following the option grant date (i.e., from $0.34 to $0.36), with an expected growth rate of 5.0% per year as estimated by "Value Line Ratings and Reports", dated December 12, 1997; and an expected monthly stock price volatility as reported by Bloomberg Financial Markets over approximately the same length of time as the option life as of the month of the grant, (i.e., from 12.40% to 15.60%). No adjustments to the grant date present values have been made with respect to exercise restrictions, forfeiture, or early exercise.

              Aggregated Option/SAR Exercises in Last Fiscal Year
                     and Fiscal Year-End Option/SAR Values


           (a)                  (b)           (c)                (d)                  (e)
                                                              Number of             Value of
                                                             Securities           Unexercised
                                                      Underlying Unexercised      in-the-Money
                             Number of                    Options/SARs at       Options/SARs at
                            Securities                   Fiscal Year-End (#)     Year-End ($)(7)
                            Underlying       Value    -----------------------  --------------------
                           Options/SARs     Realized        Exercisable/           Exercisable/
Name                       Exercised (#)     ($)(5)       Unexercisable (6)      Unexercisable (6)
-----------------          -------------    --------  -----------------------  --------------------
D. D. Marshall               67,971 (1)      295,403        75,120 / 78,564      447,599 / 324,165
                             44,783 (2)      398,162

G. L. Schwass                78,743 (1)      404,816        49,987 / 78,152      255,998 / 313,941
                             35,376 (2)      311,903

V. A. Roque                  12,116 (1)       83,549        49,456 / 28,284      385,915 / 117,328
                              8,843 (2)       91,980

J. D. Mitchell               12,445 (2)      112,707        40,520 / 28,416      217,364 / 120,285
                              9,000 (3)       90,186

D. J. Clayton                 8,088 (1)       27,802         2,234 / 13,801        24,853 / 49,917
                                266 (2)        2,094
                              7,500 (4)       59,062

(1)  Stock appreciation rights exercised for stock and cash.

(2) Stock options exercised for stock by tendering shares of previously-owned DQE Common Stock.

(3)  Stock appreciation rights exercised for cash.

(4)  Stock options exercised for stock by tendering cash.

(5) Represents the difference between the exercise price of the options or SARs and the fair market value of DQE Common Stock on the New York Stock Exchange on the date of exercise.

(6) The numbers set forth include options/SARs previously granted (including those granted in 1997) but not yet earned. The number to be earned will be based on individual performance and may be earned by the officer over future periods from one to three years as established with each option grant.

(7) Represents the difference between the exercise price of the options or SARs and the fair market value of DQE Common Stock on the New York Stock Exchange on December 31, 1997.


Retirement Plan

        DQE and its subsidiaries maintain tax-qualified and non-qualified defined benefit pension plans and arrangements that cover the named executive officers, among others. The following table illustrates the estimated annual straight-life annuity benefits payable at the normal retirement age of 65 to management employees in the specified earnings classifications and years of service shown:


                               PENSION PLAN TABLE


     Highest
   Consecutive                                                  Years of Service
    Five-Year            -------------------------------------------------------------------------------------------------------
     Average
  Compensation              5             10              15              20              25              30              35
-----------------        -------        -------        --------        --------        --------        --------        --------
$100,000                 $ 8,000        $16,000        $ 24,000        $ 32,000        $ 39,000        $ 46,000        $ 51,000
$125,000                 $10,000        $20,000        $ 30,000        $ 41,000        $ 51,000        $ 59,000        $ 65,000
$150,000                 $12,000        $25,000        $ 37,000        $ 50,000        $ 62,000        $ 71,000        $ 79,000
$175,000                 $15,000        $29,000        $ 44,000        $ 59,000        $ 73,000        $ 84,000        $ 93,000
$200,000                 $17,000        $34,000        $ 51,000        $ 68,000        $ 84,000        $ 97,000        $107,000
$300,000                 $26,000        $52,000        $ 78,000        $104,000        $129,000        $149,000        $164,000
$400,000                 $35,000        $70,000        $105,000        $140,000        $174,000        $200,000        $220,000
$500,000                 $44,000        $88,000        $132,000        $176,000        $219,000        $252,000        $277,000


     Compensation utilized for pension formula purposes includes salary and bonus reported in columns (c) and (d) of the Summary Compensation Table and stock option compensation prior to March 1, 1994. An employee who has at least five years of service has a vested interest in the retirement plan. Benefits are received by an employee upon retirement, which may be as early as age 55. Benefits are reduced by reason of retirement if commenced prior to age 60 or upon election of certain options under which benefits are payable to survivors upon the death of the employee. Pension amounts set forth in the above table reflect the integration with social security of the tax-qualified retirement plans. Retirement benefits are also subject to offset by other retirement plans under certain conditions.

     The years of credited service for Mr. Schwass are 24. The current covered compensation and current years of credited service for Messrs. Marshall, Mitchell, and Clayton respectively, are $381,689 and 20; $149,513 and 18; and $105,020 and 18. The average covered compensation and current years of credited service for Mr. Roque are $211,181 and 6. Mr. Roque is not vested in the Retirement Plan.

Severance and Employment Agreements

     The Company entered into Severance Agreements with certain officers, including those named in the Summary Compensation Table. The Severance Agreements provide for payments if the officer's employment is terminated other than for cause, death or disability, beginning on a date triggered by certain events which constitute a change of control and ending 36 months after the closing of the transactions constituting a change of control. Certain other events which constitute "constructive discharge" may also trigger payment.

     The officer is entitled to receive a lump sum severance payment equal to three times the sum of the officer's current annual base pay and target bonus opportunity, an amount intended to compensate the officer for the loss of long-term benefits, the amount of forfeitures, if any, and expected contributions for 36 months following termination under the Company's 401(k) Plan together with certain other payments and benefits, including continuation of employee benefits. The officer is also entitled to such payments and benefits if he voluntarily terminates his employment in the thirteenth month following the closing of the transaction, provided that the 36-month payment and benefit period would be reduced to 24 months and further if necessary to avoid excise taxes.

     The Agreements also provide for reimbursement for any additional tax liability incurred as a result of excise taxes imposed on payments deemed to be attributable to the change of control, under certain circumstances, or for reduction of the payments to avoid excise taxes.

     If the employment of all the officers with Severance Agreements were terminated upon a change of control, the aggregate cost would not exceed $20 million.

     Messrs. Marshall and Schwass have prior Employment Agreements with the Company (see below). When the Severance Agreements are in effect, the Employment Agreements are not. When the Severance Agreements are not in effect, the Employment Agreements are reinstated.

     The Company has stand-alone non-competition agreements with Messrs. Marshall, Roque, Mitchell and Clayton. These agreements, as well as the Severance Agreements, provide for non-disclosure of confidential information, non-competition in a specified geographic area, non-solicitation of customers and suppliers, among other provisions, for specified periods of time following termination of employment.

     The termination provisions of the Severance Agreements are in lieu of, and not in addition to, termination payments and benefits under the Company's other termination plans or agreements.

     Prior to the Severance Agreements, DQE and Duquesne Light Company entered into three-year Employment Agreements with Messrs. Schwass and Marshall. Each agreement is subject to automatic one-year renewals unless prior written notice of termination is given by the executive or the Company.

     The agreements provide, among other things, that each executive serve in his present position at an annual base salary of at least $190,000, subject to periodic review, and for the participation of each in executive compensation and other employee benefit plans of the companies.

     If either of the officers is discharged other than for cause or resigns for good reason, then, in addition to any amounts earned but not paid as of the date of termination, he would receive in a cash lump sum the balance of his base salary for the remaining term of the agreement, a bonus amount for the remaining term of the agreement calculated at a rate equivalent to his prior year's bonus and the actuarial equivalent of the additional pension he would have accrued had his service for pension purposes continued until the expiration of the agreement. In addition, the officer would be entitled to immediate vesting (or the redemption in cash) of all of his stock-based awards.


PROPOSAL NO. 2

Ratification of Appointment of Independent Public Accountants

     Action is to be taken at the Annual Meeting of Stockholders to ratify the appointment, by the Board of Directors, of independent certified public accountants to audit the books of DQE and its subsidiaries for the year ended December 31, 1998. The Board recommends the ratification of the appointment of Deloitte & Touche LLP (D&T) as independent certified public accountants for 1998.

     D&T provided a variety of professional services for DQE and its subsidiaries during 1997. Included were the audit of the annual financial statements of the Company; reviews of quarterly financial statements; services related to filings with the Securities and Exchange Commission and the Federal Energy Regulatory Commission; audits of certain employee benefit plans; and consultations on matters related to accounting and financial reporting. Non-audit services also were provided during 1997, including advice and technical assistance relating to corporate tax matters.

     Representatives of D&T will be present at the meeting and have the opportunity to make a statement if they desire and will also be available to respond to appropriate questions from stockholders in attendance.

     DQE is submitting the appointment of independent public accountants for ratification by the stockholders, although ratification is not required. If ratification is not obtained, the Board of Directors will reconsider its appointment of D&T.

        The Board of Directors unanimously recommends that stockholders ratify the appointment of D&T as independent accountants.


OTHER MATTERS

     The Board of Directors does not intend to present any matters at the meeting other than those referred to and at this date is unaware of anything that will be presented by other parties. Other matters that properly come before the meeting will be voted on by the persons named in the enclosed form of proxy in accordance with their best judgment.

Stockholder Proposals
---------------------

     Any proposal which a stockholder intends to present at the 1999 Annual Meeting of Stockholders, presently expected to be held on April 27, 1999, and which the stockholder requests to be included in the Company's proxy statement and form of proxy for the 1999 Annual Meeting of Stockholders, must be received by the Company by November 9, 1998. Requests must be in writing and directed to the Corporate Secretary of DQE, Box 68, Pittsburgh, PA 15230-0068. Notice of any proposal a stockholder intends to raise at the meeting pursuant to an independent solicitation is required by January 22, 1999.

10-K
----

     If you hold or are a beneficial holder of DQE Common Stock on the record date for the stockholder's meeting, we will send you, free upon request, a copy of DQE's Annual Report on Form 10-K as filed with the Securities and Exchange Commission for 1997.

Requests must be made in writing to the Corporate Secretary of DQE, Box 68, Pittsburgh, PA 15230-0068.

     The Audited Financial Statements and the Notes to the Audited Financial Statements from the Company's 10-K are embodied in the Company's 1997 Annual Report, which was mailed to all stockholders prior to, or at the same time as, this proxy solicitation.


Proxy Solicitation
------------------

     This solicitation of proxies is made on behalf of the Board and the cost will be borne by DQE. In addition to the solicitation of proxies by mail, officers, directors and regular employees may solicit proxies by telephone, telegraph or personal interview. The Company has engaged Beacon Hill Partners, 90 Broad Street, New York, NY 10004, to assist through similar means in the solicitation of brokers, nominees and other institutions. The anticipated cost is approximately $3,500 plus reimbursement of related expenses. The Company will also request brokerage firms and other nominees or fiduciaries to forward copies of its proxy material to beneficial owners of stock held in their names. The Company may reimburse them for reasonable out-of-pocket expenses.

                                       By Order of the Board of Directors

                                       Diane S. Eismont
October 9, 1998                        Corporate Secretary

                   DO NOT RETURN THIS FORM UNLESS YOU PLAN TO
                           ATTEND THE ANNUAL MEETING.

                                 TICKET REQUEST


     I (We) will attend the Annual Meeting of Stockholders on November 24, 1998 at 11:00 a.m. at the Manchester Craftsmen's Guild Auditorium, 1815 Metropolitan Street, Pittsburgh, PA 15233.

     NOTE: If you are not a stockholder of record or 401(K) participant, please send proof of ownership if requesting a ticket.

                                  PLEASE PRINT

ACCOUNT NO.:
                 ------------------------------------------------------------
NAME:
                 ------------------------------------------------------------
ADDRESS:
                 ------------------------------------------------------------

                 ------------------------------------------------------------

PHONE:           (       )
                 ------------------------------------------

     An admittance ticket will be sent to a stockholder whose request is received by November 13, 1998. Stockholders without tickets will need to register at the meeting. RETURN WITH FORM OF PROXY OR MAIL TO:

                 Diane S. Eismont, Corporate Secretary
                 DQE
                 Box 68
                 Pittsburgh, PA  15230-0068

LOGO of DQE

              ANNUAL MEETING OF STOCKHOLDERS - November 24, 1998

DQE's Annual Meeting of Stockholders will be held on Tuesday, November 24, 1998 at the Manchester Craftsmen's Guild Auditorium, 1815 Metropolitan Street, Pittsburgh, Pennsylvania, 15233 at 11:00 a.m.

The lower portion of this form is your PROXY CARD. EACH PROPOSAL IS FULLY EXPLAINED IN THE "NOTICE OF 1998 ANNUAL MEETING AND PROXY STATEMENT". To vote your proxy, please MARK, SIGN and DATE the proxy card. Then please DETACH and RETURN the completed proxy card promptly in the enclosed envelope.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" BOTH PROPOSALS.

If you will attend the Annual Meeting, please complete the form found at the end of the proxy statement and return it with your proxy card. An admittance ticket will be sent to you. As in past years, a ticket will be needed for admittance to the meeting.

                               -- DETACH HERE --

DIRECTORS RECOMMEND A VOTE                             Logo of
  "FOR" BOTH PROPOSALS.              PROXY             DQE
__________________________                             Box 68
                                                       Pittsburgh, PA 15230-0068


1. ELECTION OF DIRECTORS: (To withhold authority to vote for any individual nominee, strike a line through the nominee's name listed below.)

   [ ] FOR ALL NOMINEES        [ ] WITHHOLD AUTHORITY
   (except those crossed out)       (all nominees)

                   Doreen E. Boyce

                   David D. Marshall

2. RATIFICATION OF AUDITORS:
   Deloitte & Touche LLP

   [ ] FOR   [ ] AGAINST  [ ] ABSTAIN


   ________________________________         __________________________________
             SIGNATURE                                 SIGNATURE


                         Stockholder(s) signature(s) should correspond to the
   ___________________   name(s) appearing on this proxy. Please give full title
          DATE           if signing in a representative capacity.


                               -- DETACH HERE --

                          VOTE THIS PROXY CARD TODAY
                                               -----
                        YOUR PROMPT RESPONSE WILL SAVE
                      THE EXPENSE OF ADDITIONAL MAILINGS.

Logo of
  DQE       PROXY FOR ANNUAL MEETING OF STOCKHOLDERS - NOVEMBER 24, 1998


     David D. Marshall, Victor A. Roque and Diane S. Eismont, or any of them, are hereby appointed Proxy or Proxies, with full power of substitution, to vote the shares of the stockholder(s) named on the reverse side hereof at the Annual Meeting of Stockholders of DQE to be held on November 24, 1998 and at any adjournments or postponements thereof as directed on the reverse side hereof and in his, her or their discretion to act upon any other matters that may properly come before the meeting or any adjournments or postponements thereof.

     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS and, when properly executed and delivered, will be voted as you specify. If not specified, this proxy will be voted FOR Proposals 1 and 2. A vote FOR Proposal 1 includes discretionary authority to cumulate votes selectively among the nominees as to whom authority to vote has not been withheld and to vote for a substitute nominee if any nominee is unable to serve or for good cause will not serve.


         Please mark, sign and date this proxy on the reverse side and return the completed proxy promptly in the enclosed envelope.